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                                                                 EXHIBIT 11(b)




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
AIM International Funds, Inc.


We consent to the use of our report on AIM International Equity Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund and AIM Global Income Fund (series portfolios of AIM International Funds, Inc.) dated December 6, 1996 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus, and "Audit Reports" in the Statement of Additional Information.



                                /s/ KPMG PEAT MARWICK LLP
                                -------------------------------------
                                KPMG Peat Marwick LLP

Houston, Texas
February 12, 1997